Exhibit 4.2

NUMBER	SHARES

CACTUS ACQUISITION CORP. 1 LIMITED

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

This Certifies that is the owner of	CUSIP [●]

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF US$0.0001 EACH OF

CACTUS ACQUISITION CORP. 1 LIMITED

(THE “COMPANY”)

transferable on the register of members of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete a business combination by a date calculated by reference to the Company’s amended and restated memorandum and articles of association, all as more fully described in the Company’s final prospectus dated [●], 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian

TEN ENT -	as tenants by the entireties	(Cust)	(Minor)

JT TEN -	as joint tenants with right of survivorship and not as	under Uniform Gifts to Minors

tenants in common

Act
(State)

Additional abbreviations may also be used though not in the above list.

CACTUS ACQUISITION CORP. 1 LIMITED

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received,	hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares

represented by the within Certificate, and does hereby irrevocably constitute and appoint

_________________________________________________________________________________________Attorney to transfer the said shares on the register of members of the within named Company with full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15) (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated [●], 2021, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A ordinary shares sold in its initial public offering and liquidates because it does not consummate an initial business combination by a date calculated by reference to the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Class A ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (a) to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A ordinary shares if it does not consummate an initial business combination by a date calculated by reference to the Company’s amended and restated memorandum and articles of association or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.